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Read the proxy Statement and have the Proxy card at hand.
	TELEPHONE:	Call 1-[888-261-4073] and follow the simple instructions.
	INTERNET:	Go to www.[ ].com and follow the on-line directions.
	MAIL:	Vote, sign, date and return your proxy by mail.
If you vote by Telephone or Internet, do not mail your proxy.

ROBECO BOSTON PARTNERS LARGE CAP VALUE FUND
SPECIAL MEETING OF SHAREHOLDERS — [December 17], 2008
PROXY SOLICITATION BY THE BOARD OF DIRECTORS
The undersigned, revoking previous proxies, hereby appoint(s)                     ,                      and                     , with full power of substitution in each, to vote all the shares of beneficial interest of Robeco Boston Partners Large Cap Value Fund (the “Acquired Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of the fund to be held at [Bellevue Park Corporate Center, 301 Bellevue Parkway, Wilmington, Delaware 19809, on Wednesday, December 17, 2008, at                      a.m., Eastern Time], and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated [October 20, 2008] is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement.

PLEASE SIGN, DATE AND
RETURN PROMPTLY IN ENCLOSED ENVELOPE
Date                     , 2008

Signature(s)	(Sign in the Box)
NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

VOTE THIS PROXY CARD TODAY!
Please fill in box as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.             ☒
SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

	FOR	AGAINST	ABSTAIN

(1)
To approve an Agreement and Plan of Reorganization between the Acquired Fund and John Hancock Disciplined Value Fund (the “Acquiring Fund”). Under this agreement, Robeco would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Acquired Fund. The Acquiring Fund would also assume the Acquired Fund’s liabilities.
	☐	☐	☐
PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

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Robeco Investment Management, Inc.
The RBB Fund, Inc.
Internet Proxy Voting Services
Proxy Voting Form
ROBECO BOSTON PARTNERS LARGE CAP VALUE FUND,
a series of The RBB Fund, Inc.
THE DIRECTORS RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSAL.

Proposal 1.	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
To approve an Agreement and Plan of Reorganization between Robeco Boston Partners Large Cap Value Fund (the “Acquired Fund”) and John Hancock Disciplined Value Fund (the “Acquiring Fund”). Under this agreement, the Acquired Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Acquired Fund. The Acquiring Fund would also assume the Acquired Fund’s liabilities.

Please refer to the proxy statement for discussion of each of these matters. If not revoked, this proxy shall be voted “FOR” the proposal. Thank you for voting.
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Robeco Investment Management, Inc.
The RBB Fund, Inc.
Internet Proxy Voting Services
Proxy Voting Form
ROBECO BOSTON PARTNERS LARGE CAP VALUE FUND,
a series of The RBB Fund, Inc.

Thank You! Your vote has been submitted
THE DIRECTORS RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSAL.

Proposal 1.	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
To approve an Agreement and Plan of Reorganization between Robeco Boston Partners Large Cap Value Fund (the “Acquired Fund”) and John Hancock Disciplined Value Fund (the “Acquiring Fund”). Under this agreement, the Acquired Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of the Acquired Fund. The Acquiring Fund would also assume the Acquired Fund’s liabilities.
Please refer to the proxy statement for discussion of each of these matters.

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